Exhibit 10.1

NetBank, Inc.

Management Incentive Plan

Plan Document

(Tier I and II for Executive and Other Officers)

Plan Year 2007

Plan Purpose

The following is a description of the NetBank, Inc. (the “Company”) Management Incentive Plan (Tier I and II Executive and Other Officers) (“MIP” or the “Plan”). The purpose of the MIP is to:

•                  Support the achievement of key business objectives, ensuring that MIP participants are stakeholders in achieving key Company goals

•                  Motivate participants to accomplish specific goals and provide significant rewards for high performers

•                  Attract and retain well-qualified executive and other officers

•                  Ensure that total near-term compensation is affordable, competitive, objectively determined and directly linked to performance

Effective Date

The Plan Year shall be from January 1 through December 31.  The Plan will be reviewed annually to ensure proper alignment with the Company’s business objectives.

Eligible Participants

Individuals eligible to participate in the Plan (“Participant) include the following positions:  certain executive and other officers (and the Tier I and II subsets thereof) as defined and approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) at the beginning of the Plan Year.

Plan Structure

The plan structure is made up of several components:  Target Incentive, Sections & Sections Weights, and Section Performance Goals. These components are established on or before the beginning of the third month of the Plan Year.  The Compensation Committee will be responsible for establishing all components for any Participants subject to  Section 16 of the Securities and Exchange Act of 1934, as amended (each a “Section 16 Officer”).  The Chief Executive Officer (“CEO”) will establish all components for all Participants that are not Section 16 Officers.

I. Target Incentive

A Participant’s Target incentive under the Plan shall be determined as a dollar amount that is equal to a percentage of the Participant’s base salary at the beginning of the Plan Year and can range from 20% of annual base salary up to a maximum of 100% of annual base salary.

Maximum and Minimum Incentive:

A Participant can earn between 0% of the Target incentive up to a maximum of 200% of the Target incentive based upon performance against pre-established Section Performance Goals.

The chart below reflects the payout ranges as a % of Target incentive at the various levels of performance.

	1	2	3	4	5
Performance Rating	(Unacceptable Results)	(Below Target)	(Target)	(Exceeds Target)	(Greatly Exceeds Target)

Payout (as a % of Target)	0% of Target Incentive	50% of Target Incentive	100% of Target Incentive	150% of Target Incentive	200% of Target Incentive

II. Sections and Section Weight

The MIP is comprised of 3 separate Sections: Company, Line of Business, and Individual.  Each Section is weighted separately for a total scorecard weight of 100%. Weights for each Section are based upon the Participant’s level within the organization.  The higher the level of the Participant within the organization, the more heavily the Company Section should be weighted on the scorecard (referenced below). The weight for the Company Section shall range from a minimum of 75% to a maximum of 100%.  For example, the Company Section weight for the CEO shall be 100%.

III. Section Performance Goals

Specific Section Performance Goals will be assigned under each of the three MIP Sections (Company, Line of Business, and Individual), as applicable.  Participants may be assigned up to four goals in each such Section.  The goals should be linked to the most critical and relevant “performance measure” representing the Participant’s planned activities for the Plan Year.  More than four goals should not be used because it may have the effect of diluting the significance of any one goal.  All goals should be given a percentage weight to reflect their relative priority to the Company and the Participant’s overall potential impact on each goal.  The aggregate weight of the goals within each Section shall equal 100% for such Section.

Section Performance Goals should conform to the following “S.M.A.R.T” principles:

Specific	The goal relates to a desirable product of effort/contribution, which is clearly understood by all.
Measurable	The goal can be readily and objectively assessed relative to degree of attainment.
Achievable	The goal is set based on a realistic chance for achievement.
Results Based	The goal relates to products of effort or conclusions, which add value rather than focus on activities performed.
Time Focused	The time period for completion is specified when the goal is established.

Year End Scoring

After the end of the Plan Year, all results are scored on a scorecard and calculated.  The Compensation Committee will approve all final scores for all Participants, including Section 16 Officers and Participants that are not Section 16 Officers.

Defining Scorecard Ratings

The scorecard performance ratings will be as follows:

“5” — Greatly Exceeds Target

“4” — Exceeds Targets

“3” — Meets Targets

“2” — Below Target

“1” — Unacceptable Results

Payouts under the Plan

Payouts of incentive bonus under the Plan may be paid in cash or shares of the Company’s common stock (“Shares”).  Tier 1 Participants will be eligible to receive a payout payable solely in Shares, while Tier 2 Participants will be eligible to receive a payout payable 50% in Shares and 50% in cash.

Target Amount Payable in Shares.  The target amount payable in Shares is computed by dividing (A) the product of the Participant’s target payout dollar amount under the Plan multiplied by the percent of the target payout payable in Shares by (B) the closing price of the Company’s common stock on the last business day of the prior fiscal year (for Plan Year 2007, December 29, 2006).

Example (for illustration purposes only):

Officer X, a Tier 2 Participant, with an annual base salary of $150,000 and a target payout equal to 50% of base salary:

Target Payout =   $75,000 (cash equivalent)

Percent of Target Payable in Shares = 50% (= $37,500)

(Note: 100% for all Tier 1 Participants)

Stock Price on December 29, 2006 =   $4.64 per share

Target Amount Payable in Shares = 8,100  ($37,500/$4.64)

(Note:  shares are rounded to nearest 1,000 for Tier 1 Participants and to the nearest 100 for Tier II Participants)

Target Amount Payable in Cash.  The target amount payable in cash is computed by multiplying the Participant’s target payout under the Plan by the percent of the target payout payable in cash:

Example (for illustration purposes only):

Officer X, a Tier 2 Participant with an annual base salary of $150,000 and a target payout equal to 50% of base salary:

Target Payout =   $75,000 (cash equivalent)

Percent of Target Payable in Cash = 50%

(Note: 50% for all Tier II Participants)

Target Amount Payable in Cash = $37,500

Payout Process; 1996 Stock Incentive Plan

All incentive bonus awards (including stock awards, in the case of an incentive bonus payable in Shares) will be determined and paid within two and one half months after the end of the Plan Year.  All incentive bonus awards under the Plan are subject to the final approval of the Compensation Committee.  Any portion of an MIP incentive bonus award paid in Shares shall be in the form of a “Stock Award” under, and pursuant to, the Company’s 1996 Stock Incentive Plan, as amended, and also pursuant to a Stock Award Agreement, substantially in the form attached hereto as Exhibit A, between the Company and the Participant, which shall be entered into at the time of award, in connection a payout hereunder, if any.  Any portion of an MIP incentive bonus award paid in cash shall not be under or pursuant to the Company’s 1996 Stock Incentive Plan, as amended.

Plan Administration

Plan Administrator.  The Compensation Committee will administer the MIP and shall administer the MIP with respect to any Stock Awards hereunder in accordance with the provisions of the Company’s 1996 Stock Incentive Plan, as amended, which provisions are incorporated herein by reference.

Plan Duration.  The Compensation Committee reserves the right to amend, change and/or terminate this Plan at any time, without prior notice.

No Employment Contract.  The MIP does not create, nor should it be construed to constitute, a contract of employment between the Company and any Participant.  Participation in the MIP does not create a right to continued employment with the Company or any subsidiary or affiliate of the Company in any capacity.

Payment Eligibility.  Earned incentive bonus will be paid within two and one half months after the end of the Plan Year.  To be eligible to receive an incentive bonus payout, the Participant must be employed by the Company at the time of payout, unless otherwise approved by the Compensation Committee in its sole and absolute discretion.  If the Participant’s employment is terminated before an MIP incentive bonus payout, no incentive bonus award shall be due and payable, unless otherwise approved by the Compensation Committee in its sole and absolute discretion.

New Officers — New Hires and Promotions.  In the event a person is hired or promoted into a position that, or the Compensation Committee determines, is eligible to be a Participant in the MIP, such person may be eligible to be a Participant not sooner than the beginning of the next fiscal quarter of the Company.  As soon as practicable after such person becomes a Participant, the Compensation Committee shall establish each component for a Section 16 Officer and the CEO shall establish as provided herein each component for all Participants that are not Section 16 Officers.

For new Participants or Participants that receive a promotional salary increase during the Plan Year, all calculations under the MIP for such Plan Year shall be on a pro rata basis.  For example, in the case of a promotion where the Participant receives a salary increase during the Plan Year, the increased salary will be used for MIP calculations only for that portion of the Plan Year in which such increased salary was in effect, and the salary in effect before such increase will be used for the preceding portion of the Plan Year.

Re-assignment of Duties.  In the event that a Participant is reassigned from a one position to another position eligible for participation hereunder during the Plan Year, all calculations under the MIP with respect to such Participant will be prorated for the number of months in each position.  As soon as practicable after re-assignment of such person, the Compensation Committee shall establish each component for a Section 16 Officer and the CEO shall establish as provided herein each component for Participants that are not Section 16 Officers.

Plan Interpretation.  If there is any ambiguity as to the meaning of any terms or provisions of the MIP, the Compensation Committee’s interpretation or determination will be final and binding.  The altering, inflating and/or inappropriate manipulation of performance/sales results or any other infraction of recognized ethical business standards may subject the Participant to disciplinary action up to and including termination of employment.  In addition, any incentive compensation as provided by the MIP to which the Participant would otherwise be entitled may be revoked.

General Conditions.  The MIP, and the transactions and payments hereunder shall, in all respects, be governed by, and construed and enforced in accordance with the laws of the State of Georgia.  Each provision of the MIP is severable, and if any provision is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

EXHIBIT A

NetBank, Inc.

Management Incentive Plan

Plan Document

Form of Stock Award Agreement

Plan Year 2007

This STOCK AWARD AGREEMENT (“Agreement”) is made and entered into as of the       day of          ,       by and between NetBank, Inc. (the “Company”), a Georgia corporation, and                      (the “Participant”).

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company has determined that Participant is eligible to participate in the Company’s Management Incentive Plan for Tier I and II Executive and Other Officers (the “Plan”) and has approved under the Plan an incentive bonus award payable in shares of the Company’s Common Stock.  The Compensation Committee administers the Plan and has the same powers with respect to this Agreement as it has under the Plan.

The Company, in consideration of the Participant’s performance under the Plan, hereby awards to the Participant, as of the Grant Date, the Restricted Shares described below pursuant to the Plan and the Company’s 1996 Stock Incentive Plan, as amended, (the “Stock Award”).  The terms and conditions of the Stock Award hereunder are set forth in this Agreement, including in the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, and in the Plan.

A.	Grant Date: , .

B.	Restricted Shares: shares of the Company’s common stock (“Common Stock”), par value $.01.

C.

Vesting Schedule: The Restricted Shares shall vest according to the Vesting Schedule attached hereto as Schedule  1 (the “Vesting Schedule”). Restricted Shares which become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Restricted Shares.” If the Participant’s employment is terminated before the vesting of the Restricted Shares, the Stock Award hereunder shall terminate and the Participant shall have no right to receive any unvested shares of Common Stock.

IN WITNESS WHEREOF, the Company and Participant have signed and sealed this Agreement as of the Grant Date set forth above.

NETBANK, INC.

By:

Title:

PARTICIPANT

By:

Name:

ADDITIONAL TERMS AND CONDITIONS OF

NETBANK, INC.

MANAGEMENT INCENTIVE PLAN

(TIER I AND II EXECUTIVE AND OTHER OFFICERS)

STOCK AWARD AGREEMENT

PLAN YEAR 2007

1.             Condition to Delivery of Restricted Shares.

(a)           Participant  must deliver to the Company, within thirty (30) days after the earlier of (i) the date on which any Restricted Shares become Vested Restricted Shares, or (ii) the making of an election pursuant to Code Section 83(b) as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local), imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Code Section 83(b), as applicable, except as provided in Section 1(b).

(b)           If the Participant does not make an election pursuant to Code Section 83(b), in lieu of paying the withholding tax obligation in cash or by certified check as described in Section 1(a), Participant may elect to have the actual number of Vested Restricted Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the Tax Date as determined by the Compensation Committee under the Company’s 1996 Stock Incentive Plan, as amended, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares (the “Withholding Election”). Participant may make a Withholding Election only if all of the following conditions are met:

(i)            the Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)            any Withholding Election made will be irrevocable; however, the Compensation Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election.

2.             Restricted Shares Held by the Share Custodian. Participant hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Restricted Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Compensation Committee (the “Share Custodian”) to be held by the Share Custodian until the Restricted Shares become Vested Restricted Shares in accordance with the Vesting Schedule. When the Restricted Shares become Vested Restricted Shares, the Share Custodian shall deliver the Restricted Shares to the Participant. In the event that the Participant forfeits any of the Restricted Shares, and the number of Vested Restricted Shares includes a fraction of a share, the Share Custodian shall not be required to deliver the fractional share, and the Company may pay the Participant the amount determined by the Company to be the estimated fair market value therefor. Participant hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Participant with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company in accordance with this Agreement, in the name, place, and stead of the Participant. The term of such appointment shall commence on the date of the Stock Award and shall continue until the Restricted Shares are delivered to the Participant as provided above. During the period that the Share Custodian holds the shares of Common Stock subject to this Section 2, the Participant shall be entitled to all rights applicable to shares of Common Stock not so held, except as provided in this Agreement. In the event the number of shares of Common Stock is increased or reduced by a change in the par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, in such shares of Common Stock, the Participant agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially granted thereunder.

3.             Dividends. The Participant shall be entitled to dividends paid on all Restricted Shares as and when declared and paid.

4.             Restrictions on Transfer of Restricted Shares.

(a)           General Restrictions. Except as provided by this Agreement, the Participant shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Agreement, and any Restricted Shares so transferred will continue to be bound by the Plan and this Agreement. The Participant (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Agreement. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of the Plan or this Agreement shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee of such Restricted Shares as the owner of such Restricted Shares for any purpose.

(b)           Certain Permitted Transfers. The restrictions contained in this Section 4 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 4 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferees of such the Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Agreement.

5.             Additional Restrictions on Transfer.

(a)           In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Participant shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AWARD, DATED                 , A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)           Opinion of Counsel. No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

6.             Change in Capitalization.

(a)           The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding which is effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment. All adjustments made by the Compensation Committee under this Section shall be final, binding, and conclusive.

(b)           In the event of a merger or consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or a tender offer for shares of Common Stock, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Common Stock held by the Participant pursuant to this Stock Award.

(c)           The existence of the Plan and the Stock Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.             Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia.

8.             Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.             Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

10.           Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.           Entire Agreement. Subject to the terms and conditions of the Plan and the Company’s 1996 Stock Incentive Plan, which are incorporated herein by this reference as if fully set forth herein, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may be amended only by another written agreement, signed by both parties.

12.           Violation. Any disposition of the Restricted Shares or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

13.           Headings; Capitalized Terms; Incorporation of the Plan. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement. Capitalized terms used, but not defined, in this Agreement have the same meaning as in the Plan.  All of the provisions of the Plan are incorporated in this Agreement and have the same effect as if they were set forth in full in this Agreement.  If there is any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.

14.           Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

15.           No Right to Continued Retention. Neither the establishment of the Plan, participation in the Plan nor the award of Restricted Shares hereunder shall be construed as giving Participant the right to any continued service relationship with the Company or any subsidiary of the Company in any capacity. The Company reserves the right to terminate Participant’s service at any time and for any reason or for no reason.

EXHIBIT A

NOTICE OF WITHHOLDING ELECTION

NETBANK, INC.

MANAGEMENT INCENTIVE PLAN

(TIER I AND II EXECUTIVE AND OTHER OFFICERS)

PLAN YEAR 2007

TO:	NetBank, Inc.

FROM:

RE:       Withholding Election

This election relates to the Stock Award identified in Paragraph 3 below. I hereby certify that:

(1)                         My correct name and social security number and my current address are set forth at the end of this document.

(2)                         I am (check one, whichever is applicable).

☐                                    the original recipient of the Stock Award.

☐                                    the legal representative of the estate of the original recipient of the Stock Award.

☐                                    a legatee of the original recipient of the Stock Award.

☐                                    the legal guardian of the original recipient of the Stock Award.

(3)                         The Stock Award pursuant to which this election relates was issued under the NetBank, Inc. Management Incentive Plan for Tier I and II Executive and Other Officers (the “Plan”) in the name of                               for a total of                           shares of Common Stock. This election relates to                       shares of Common Stock issued upon the vesting of the Restricted Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable Plan provisions.

(4)                         I hereby elect to have certain of the shares withheld by the Company for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise.  The fair market value of the shares, as determined under the Plan, to be withheld in addition to $                        in cash to be tendered to the Company by the recipient of the Stock Award shall be equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

(5)                         This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan and Section 1 of the Additional Terms and Conditions of the Stock Award Agreement.

(6)                         I further understand that, if this Withholding Election is not disapproved by the Compensation Committee, the Company shall withhold from the Common Stock a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)                         The Plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:

Signature:

Name (Printed)

Street Address

City, State, Zip Code

SCHEDULE 1

NETBANK, INC.

MANAGEMENT INCENTIVE PLAN

(TIER I AND II EXECUTIVE AND OTHER OFFICERS)

STOCK AWARD AGREEMENT

PLAN YEAR 2007

Vesting Schedule of Restricted Shares

Fifty percent (50%) of the Restricted Shares will vest immediately on the Grant Date.

The remaining 50% of the Restricted Shares will vest on the one year anniversary of the Grant Date.